Exhibit 99.1

New Release

Walter Investment Management Corp. Announces Agreement on Deleveraging Transactions – Enters Into Restructuring Support Agreement with Certain Lenders, and Announces Waivers from Certain Lenders and Noteholders

FORT WASHINGTON, Pa., August 1, 2017 /PRNewswire/ -- Walter Investment Management Corp. (the “Company”) (NYSE: WAC.BC) today announced that it had entered into a Restructuring Support Agreement (the “RSA”) with its senior lenders holding, as of July 31, 2017, more than 50% of the loans and/or commitments outstanding (the “Consenting Term Lenders”) under the Company’s Amended and Restated Credit Agreement, dated as of December 19, 2013 (the “Credit Agreement”).

As set forth in the RSA, the parties to the RSA have agreed to the principal terms of a proposed financial restructuring of the Company, which will include an extension of the Credit Agreement’s maturity until June 2022. Also on July 31, 2017, the Consenting Term Lenders entered into a waiver pursuant to which they waived certain events of default under the Credit Agreement, including those arising as a result of the Company’s previously announced restatement of certain of its financial statements due to an error in the Company’s calculation of the valuation allowance on its deferred tax asset balances (the “Restatement”), and an amendment to the Credit Agreement to make certain changes to the mandatory prepayment provisions and negative covenants thereof and certain technical changes.

In addition, more than 50% of the holders of the Company’s 7.875% senior notes due 2021 (the “Senior Notes”) issued pursuant to the Senior Notes Indenture (the “Senior Notes Indenture”), dated December 17, 2013, although not party to the RSA, have also agreed to waive any event of default existing under the Senior Notes Indenture as a result of the Restatement. As contemplated by the RSA, the Company intends to use good faith efforts to negotiate over the next 30 days a restructuring support agreement with holders of a sufficient holding of the Senior Notes.

Anthony Renzi, Walter’s President and Chief Executive Officer, commented, “After careful consideration, we have taken a significant step to improve Walter’s financial position.”

“The actions we have taken, combined with the support of our existing lenders, should help us strengthen our balance sheet and position Walter for a sustainable future.”

A summary of the material terms and conditions of each of the RSA, the waiver and amendment to the Credit Agreement as well as a copy of each such agreement will be included in a Current Report on Form 8-K being filed with the Securities and Exchange Commission today.

Advisors

Weil, Gotshal & Manges LLP is acting as legal counsel, Houlihan Lokey is acting as investment banking debt restructuring advisor and Alvarez & Marsal North America, LLC is acting as financial advisor to the Company in connection with the restructuring.

About Walter Investment Management Corp.

Walter Investment Management Corp. is an independent servicer and originator of mortgage loans and servicer of reverse mortgage loans. Based in Fort Washington, Pennsylvania, the Company has approximately 4,500 employees and services a diverse loan portfolio. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com. The information on the Company’s website is not a part of this release.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could, “ “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. Such statements include, but are not limited to, statements relating to the potential transactions contemplated by the restructuring support agreement, descriptions of management’s strategy, plans, objectives or intentions and descriptions of assumptions underlying any of the above matters and other statements that are not historical fact.

Forward-looking statements are subject to significant known and unknown risks, uncertainties, challenges and other important factors, and the Company’s actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, intentions and expectations and are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome of any proposed transactions the Company considers. Risks and uncertainties relating to the proposed financial restructuring include: the ability of the Company to comply with the terms of the RSA, including completing various stages of the restructuring within the dates specified by the RSA; the ability of the Company to obtain requisite support of the restructuring from various stakeholders; and the effects of disruption from the proposed restructuring making it more difficult to maintain business, financing and operational relationships. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the Securities and Exchange Commission.

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